UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2013 (July 25, 2013)

Lightwave Logic, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-52567	82-049-7368
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Ruthar Drive, Newark, Delaware	19711
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 302-356-2717

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Lightwave Logic, Inc. (the “Company”) was held on Friday, July 26, 2013. As of the close of business on June 20, 2013, the Company had outstanding 52,046,797 shares of common stock, of which 38,341,298 shares were represented at the meeting by proxy and in person. The matters voted upon and the final results of the voting were as follows:

The following persons were elected to the Board of Directors to serve until the 2013 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified:

Name	Votes For	Votes Withheld	Broker Non-votes
Thomas E. Zelibor	16,794,805	1,072,310	20,474,183
James S. Marcelli	8,727,331	9,139,784	20,474,183
Andrew J. Ashton	9,296,870	8,570,245	20,474,183
Ronald A. Bucchi	16,988,761	878,354	20,474,183
Ross Fasick	9,502,261	8,364,854	20,474,183
Joseph A. Miller, Jr.	17,048,204	818,911	20,474,183
William C. Pickett, III	9,522,199	8,344,916	20,474,183

The appointment of Morison Cogen LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-votes
37,928,975	352,931	59,392	(0)

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 25, 2013, the Company’s Board of Directors amended the following provisions of the Company’s bylaws:

1.

Section 2.2 Special Meetings – Amended to provide that the holders of not less than sixty-six and two-thirds percent (66.66%) of all the outstanding shares entitled to vote can make a demand for a special meeting.  Prior to the amendment, this number was ten percent (10%).

2.

Section 2.8 Quorum – Amended to provide that thirty-three and one-third percent (33.3%) of the votes entitled to be cast on a matter at a meeting by a voting group, represented in person or by proxy, shall constitute a quorum. Prior to the amendment, fifty percent (50%) plus one (1) constituted a quorum.

3.

Section 3.2 Number, Tenure and Qualifications – Amended to provide that:

A.

Number - The total number of directors constituting the entire board of directors of the Corporation shall not be less than three (3) nor more than nine (9). Prior to the amendment, the numbers were no less than one (1) and no more than fifteen (15) Directors.

B.

Classes of Directors – Amended to provide that the board of directors be divided into three (3) classes, as nearly equal in number as possible, designated: Class I, Class II and Class III.  Prior to the amendment, there was only one (1) class of directors.

C.

Terms of Office – Amended to provide for staggered terms with each term a director serves increased to three (3) years.  Prior to the amendment, there were no staggered terms and each director served for a term of one (1) year.

D.

Qualifications – Amended to provide that each director shall be at least eighteen (18) years of age and no older than seventy-five (75) years of age, unless such maximum age is waived by a majority of the directors then in office. Prior to the amendment, no such age qualifications were contained in the bylaws.

E.

Removal – Amended to provide that any director or the entire board of directors may be removed from office only for cause and only by the affirmative vote of at least a majority of the total voting power of the outstanding shares of the capital stock of the Corporation entitled to vote in any annual election of directors or class of directors, voting together as a single class. Prior to the amendment, Section 3.13 of the Bylaws governed the removal of directors, which was deleted upon the adoption of Amended Section 3.2 Number, Tenure and Qualifications.

F.

Vacancies – Amended to provide that vacancies on the board of directors and newly created directorships resulting from any increase in the authorized number of directors shall be solely filled by a majority of the directors then in office. Prior to the amendment, Section 3.14 of the Bylaws governed filling director vacancies, which was deleted upon the adoption of Amended Section 3.2 Number, Tenure and Qualifications.

A copy of the amendments to the Company’s bylaws is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01

Other Events

At the Annual Meeting of the Company held on Friday, July 26, 2013, the Company discussed its vision and strategy under its business plan.  A copy of the Annual Meeting’s audio presentation and slideshow presentation will be available at the Company’s website at www.lightwavelogic.com.

Item 9.01

Financial Statements and Exhibits

Exhibit No.

Description

3.1

Bylaw Amendments

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By: /s/ James S. Marcelli

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James S. Marcelli, President

Dated July 31, 2013